UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2012

EMMIS COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018
(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2012, the Board of Directors (the “Board”) of Emmis Communications Corporation (the “Company”) adopted an amendment to the Company’s Second Amended and Restated Code of By-Laws (the “By-Laws”), effective immediately.  The amendment revised Section 2.11 of the By-Laws to deal more clearly with advance notice requirements with respect to a special meeting of shareholders.  The amendment clarifies that, if an election of one or more directors will take place at a special meeting, nominations for the director position must be submitted to the Company’s Secretary prior to the close of business on the tenth day following the public announcement of the special meeting. This description of the amendment to the By-Laws is a summary and is qualified in its entirety by the text of the amendment to the By-Laws, filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01.   Other Matters.

The Company will hold a special meeting of shareholders on April 2, 2012, at which, among other things, holders of record of its 6.25% Series A Cumulative Convertible Preferred Stock (the “Preferred Stockholders”) will have the right to nominate and elect a director to fill the vacancy created by the resignation of Joseph R. Siegelbaum, who had previously been elected to the Board by the Preferred Stockholders.

Under the terms of the Preferred Stock, if the Company fails to pay the Preferred Stock dividend for six consecutive quarterly periods, the Preferred Stockholders are entitled to elect two directors until the dividends are paid in full. As of March 8, 2012, the Company had not paid the Preferred Stock dividend for more than six consecutive quarterly periods.  The Preferred Stockholders previously elected David Gale to serve as one of the two directors the Preferred Stockholders are entitled to elect. Mr. Gale continues to serve as a director of the Company.

Pursuant to the By-Laws, any nominations for the vacant director position must be received by the Company’s Secretary prior to the close of business on the tenth day following this announcement of the special meeting, which is March 19, 2012.  Section 2.11 of the By-Laws requires that nominations must be in writing and must include all information required by Regulation 14A promulgated pursuant to the Securities Exchange Act of 1934, as amended. In addition, any nomination must include the nominee’s written consent to be named in the Company’s proxy statement as a nominee and his or her agreement to serve as a director if elected. Failure to follow the procedures set forth in the By-Laws will result in a nomination being declared defective.

The Company’s corporate governance guidelines may be found under the “Investors” tab on its website, along with its articles of incorporation and the By-Laws. The Company’s directors should not serve on more than six other public company boards, should meet independence and diversity criteria, should not be over the age of 70, should have skills and experience that will complement the Company’s needs, and should not hold an interest in other broadcasters that would cause the Company to violate FCC ownership limits.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
3.2	Amendment to the By-Laws of the Company

Note: Certain statements included in this Report on Form 8-K which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
• general economic and business conditions;
• fluctuations in the demand for advertising and demand for different types of advertising media;
• our ability to service our outstanding debt;
• increased competition in our markets and the broadcasting industry;
• our ability to attract and secure programming, on-air talent, writers and photographers;
• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
• increases in the costs of programming, including on-air talent;
• inability to grow through suitable acquisitions;
• changes in audience measurement systems
• new or changing regulations of the Federal Communications Commission or other governmental agencies;
• competition from new or different technologies;
• war, terrorist acts or political instability; and
• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 8, 2012

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description
3.2	Amendment to the By-Laws of the Company